EX-12
                       RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                                          EXHIBIT 12


                     MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                              FOR THE THREE MONTHS ENDED          FOR THE THREE MONTHS ENDED
                                    March 26, 2004                      March 28, 2003
                           ---------------------------------    --------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED
                           CAPITAL TRUST I   FUNDING I, L.P.    CAPITAL TRUST I  FUNDING I, L.P.
                           ---------------   ---------------    ---------------  ---------------


Earnings                          $  5,493         $   6,402           $  5,493         $  6,408
                                  ========          ========           ========         ========


Fixed charges                     $      -          $      -           $      -         $      -

Preferred securities
 distribution requirements           5,328             5,493              5,328           5,493
                                  --------          --------           --------         --------

Total combined fixed charges
 and preferred securities
 distribution requirements        $  5,328          $  5,493           $  5,328         $  5,493
                                  ========          ========           ========         ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                         1.03              1.17               1.03             1.17



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